CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

In Madrid, on January 31, 2008

APPEARING PARTIES

(1)	SUNPOWER ENERGY SYSTEMS SPAIN, S.L. (the“Contractor”), with corporate domicile in Madrid, Paseo de la Castellana 86.

(2)	SOLARGEN PROYECTOS E INSTALACIONES, S.L. (the “Owner”), with corporate domicile in C/ Núñez de Balboa, 120, 7º, 28006, Madrid y CIF número B-84299767.

The entities above mentioned shall be jointly referred as the “Parties”.

RECITALS

I.
Whereas on December 28, 2007 the Owner and the Contrator entered into a turnkey agreement (the “Construction Contract”) for the construction of a solar park in Las Casas de Don Pedro (Badajoz), formed by seventy (70) Solar Facilities having between 115 and 122 kWp of peak power and 100 kWe at the inverter. The solar park is divided in two (2) phases, the first phase (the “Fisrt Phase”) to be developed in Site 1 and the second one (the “Second Phase”) to be developed in Site 2.

II.	Whereas Clause 3 of the Construction Contract sets forth, amongst others, the following Conditions Precedent for the beginning of works of each Phase:

(i)	a letter signed by the agent of the Financial Institutions has been delivered to the Contractor confirming the availability of the financing related to the relevant Phase

(ii)
a copy of all the licences and authorisations specified in Clause 3(1)(ii) of the Construction Contract necessary for the commencement of the construction of the relevant Phase has been delivered to the Contractor

(iii)
the Contractor and the Owner agree: (a) the dimension of each of the Phases, (b) the definition of Systemic Defect applicable if only Phase 1 of the Solar Park is executed, (c) the price of the perimeter fences and the monitoring system (Scada) of the tracker hubs (cajas de concentración de los seguidores), (d) the increase of the Contract Price if applicable, arising from to the samples on the Site set forth in Clause 3(3) and the review of the licences and authorisations mentioned in section (ii) of Clause 3(1), and (e) the Contract Price for each of the Phases as an exclusive consequence of the abovementioned items.

III.
Whereas the Owner has delivered to the Contractor documents set forth in sections (i) and (ii) of Whereas II above relating to Phase 1 and Parties have reached an agreement regarding items set forth in section (iii) of Whereas II above.

IV.	Whereas in order to formalize the agreement reached by the Parties on items mentioned in Whereas above, the Parties agree to execute this Contract in accordance with the following

CLAUSES

1.           DEFINED TERMS

All terms in capital letters not expressly defined in this Contract should have the meaning they have in the Construction Contract.

2.           AMENDMENTS AND ADDITIONS TO THE CONSTRUCTION CONTRACT

(1)
Authorizations and licenses: The Contractor declares that the Owner has delivered it all authorizations and licenses mentioned in Clause 3(1)(ii) of the Construction Contract regarding Phase 1 of the Solar Park (except for those that are intrinsic to the construction activity and ***) and, in particular, the following:

1.	Letter from the Industry, Energy and Environmental Extremadura Ministry dated January 22, 2008 (sending stamp January 23, 2008).

2.
Decision of the General Directorate of Industrial and Energetic Planning of the Industry, Energy and Environmental Extremadura Ministry granting the condition of installation under the special regime dated September 27, 2007.

3.
Decision of the General Directorate of Industrial and Energetic Planning of the Industry, Energy and Environmental Extremadura Ministry regarding administrative authorization and approval of the execution project dated December 13, 2007.

4.	Advertisement in the DOE of the administrative authorization and approval of the execution project (number 145 dated December 20, 2007).

5.	Evidence of bank guarantee issued by “Caja de Depósitos de la Junta de Extremadura” (º70002339).

6.	Bank Guarantee issued by Caja Cantabria for amount of Euro 3,500,000 dated August 27, 2007.

7.	Letter from Iberdrola to Solargen Proyectos e Instalaciones Solares dated September 7, 2007, regarding the connection point.

8.	Letter from Solargen Proyectos e Instalaciones Solares to Iberdrola Distribución Eléctrica, dated November 17, 2007 (re.: execution Project already certified).

9.	Letter from Solargen Proyectos e Instalaciones Solares to Iberdrola Distribución Eléctrica dated August 28, 2007.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.	Decision of the General Directorate of Environmental Quality and Evaluation of Extremadura dated November 20, 2007 by means of which the DIA is formulated.

11.	Advertisement in the DOE if the project environmental impact declaration (number 142, December 13, 2007).

12.	Decision of the General Directorate of Town Landing of the Public Works Extremadura Ministry dated December 11, 2007.

13.	Works license granted by the Municipality of Casas de Don Pedro dated December 12, 2007.

14.	Report issued by the Development and Infrastructure Service of the Rural Development and Agriculture Extremadura Ministry dated January 21, 2008.

15.	Certificate issued by the Municipality of Casas de Don Pedro dated January 17, 2008.

16.	Reporto n measures to reduce arqueological impact issued by the Culture and Tourism Extremadura Ministry dated August 23, 2007.

17.	Due diligence report on the project issued by Ramon & Cajal on January 30, 2008.

18.	Archeological search draft report issued by TERA dated January 22, 2008.

19.	Letter from Ramón & Cajal to Solargen Proyectos e Instalaciones Solares dated January 31, 2008.

20.	Letter issued by the Technical Advisor to Solargen Proyectos e Instalaciones Solares dated January 31, 2008.

The Contractor declares to agree with the contents of the abovementioned documents being obliged to carry out workscorresponding to Phase 1 according to the amendment to the original project of such Phase delivered to the Contractor by the Owner.

Furthermore, the Contractor declares that it is not necessary to amend the Contract Price for Phase 1 on the basis of the contents of the abovementioned documents.

(2)
Perimeter fences and the monitoring system: The Parties agree to increase the Contract Price by Euro *** euros. Such amount includes the price asked by the Contractor for the perimeter fences (Euro *** euros) and the monitoring system (Scada) of the tracker hubs (Euro *** euros) for both Phases of the solar Park.

For the seek of clarity, the Contractor delcares that the inlcusion of the perimeter fences and the monitoring system in the Scope of the Work do not imply any amendment except for the Contract Price increase mentioned in the paragraph above (in particular, it does not imply any amendmet of terms set forth in the Construction Contract).

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)
Site: The Contractor declares that it has carried out the samples in Site 1 and Site 2 refered in Clause 3(3) of the Construction Contract and that it has received from the Owner and that it agrees on the content of the final geotechnic reports on Site 1 and Site 2. Based on the above, statements contained in Clause 3(3) of the Construction Contract will be effective as of today for Site 1 and Site 2. Furthermore, for purposes of Clause 3 (1) (iii) of the Construction Contract, the Contractor declares that as of today Site 1 is entirely available and accessible for the commencement of the Work of that Site.

Notwithstanding the above, the Owner and the Contractor have agreed that Site conditions arising from samples imply additional Works to be carried out by the Contractor and, therefore, an increase of the Contract Price by Euro ***.

(4)
Phases dimensión and definition of Systemic Defect Dimensión de las Fases y definición de Defecto Sistémico: The Parties have agreed that the Solar Park Phases will have the following size: (i) Phase 1, 40 Solar Facilities to be installed on Site 1, and (ii) Phase 2 (in case conditions set forth in the Construction Contract for this Phase being installed are fulfilled) 30 Solar Facilities to be installed on Site 2.

On the basis of the size of each Phase, the definition of Systemic Defect in the Construction Contract is replace by the following:

Systemic Defect: is an operational failure of the Solar Facilities of the Solar Park occurring during the Production Guarantee Period that (i) is not caused by non-conforming performance of the Work by the Contractor under this Contract, the Technical Specifications, the Construction Model or the regulations applicable to the Work (in accordance with the terms of this Contract), and (ii) that:

(a)
is the same failure or is a failure that affects, at least: 0.5% of the solar modules, 7 or more inverters or their corresponding peripheral systems, 7 or more trackers, or 4 or more transformers (including breakers and switches) supplied by the same manufacturer for the Solar Park. In case only Phase 1 is executed according to Clause 3(2),the failure should affect at least: 0.5% of the solar modules, 4 or more inverters or their corresponding peripheral systems, 4 or more trackers, or 4 or more transformers (including breakers and switches) supplied by the same manufacturer for the Solar Park; or

(b)
the relevant supplier or well-known independent third party in the solar industry reports that at least 1% of worldwide production of the corresponding model of solar module, inverter, tracker or transformer is affected by the same operational failure and advises replacement thereof (in which event the Owner must receive proof in the form of delivery of a document signed by the  manufacturer or of a report from an independent third party which confirms the existence of said systemic failure with reference to the model and series of the affected equipment).

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5)
Based on the above, the Parties agree that the Contract Price amounts up to EURO *** (Euro ***€). References to Contract Price contained in Clause 4.1(1) of the Construction Contract shall be deemed as references made to this amount.

The Contract Price is divided between the Phases as follows: Euro *** for Phase 1 of the Solar Park, and Euro *** for Phase 2 of the Solar Park (in case Phase 2 is executed, without taking into account the price increase for Phase 2 that may arise from licenses review according to Clause 3(1)(ii) of the Construction Contract).

3.           CONDITIONS PRECEDENT FULFILLMENT

(1)
The Contractor and the Owner declare and accept, for all purposes contained in the Construction Contract, that Conditions Precedent set forth in sections (i) to (iv) of Clause 3(1) regarding commencement of Works of Phase 1 of the Solar Park have been fulfilled. Based on the above, commencement of the Works of Phase 1 is only subject to the fulfillment of section (v) of the abovementioned Clause within the term set forth in the Construction Contract.

(2)
Likewise, the Contractor and the Owner declare and accept, regarding Conditions Precedent for the commencement of the Works of Pahse 2, that they have already agreed on the price of the perimeter fence and the monitoring system and the cost arising for samples of Site 2. Therefore, without perjudice of the remaining Conditions Precedent for the commencement of the Works being fullfiled (i.e. conditions set forth in sections (i), (ii), (iii) and (v)), the Contractor accepts that no amendment to the Contract Price for Phase 2 should apply in any event for items regulated in section (iv) of Clause 3(1).

4.           CONSTRUCTION CONTRACT VALIDITY

The Construction Contract will remain in full force and effect except where expressly amended according to this Contract.

5.           LAW AND JURISDICTION

(1)
This Contract and all issues that may arise between the Parties in relation hereto or in connection herewith shall be exclusively governed by generally applicable Spanish legislation, to which the Contractor and the Owner expressly submit.

(2)
The Parties agree that any litigation, dispute, issue or claim resulting from the performance or interpretation of this Contract, or directly or indirectly related hereto, shall be definitively resolved by arbitration at law before the Civil and Commercial Court of Arbitration (Corte Civil y Mercantil de Arbitraje (CIMA)) of Madrid in accordance with the Procedural Regulations thereof.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)
The Arbitral Tribunal shall be composed of three (3) arbitrators appointed from CIMA’s list of arbitrators: one by the Contractor and the other by the Owner, and the two arbitrators so appointed shall appoint the third one, who shall act as chairman of the arbitral tribunal. Should the two first arbitrators fail to reach an agreement on the appointment of the third arbitrator within ten (10) Business Days following the date of acceptance of office by the second arbitrator, such arbitrator shall be appointed by CIMA.

(4)	The arbitration shall be conducted, and the award shall be rendered, in Madrid (Spain) and in the Spanish language.

(5)	The Parties therefore expressly waive any other jurisdiction to which they may be entitled under Law, and commit to abide by and submit to the arbitration award that may be rendered.

(6)
The Parties expressly waive any other jurisdiction that may apply and submit to the jurisdiction of the Courts and Tribunals of the city of Madrid for any litigation, dispute or claim that by mandate of law may not be resolved by, or submitted to, the arbitration provided under this Clause or, if applicable, for the formalization of the arbitration or the enforcement of the arbitral award.

In witness whereof, the Parties execute this Contract in two (2) counterparts, each of them being an original and having the same effect, in the place and on the date first set forth above.

____________________________
SOLARGEN PROYECTOS E INSTALACIONES SOLARES, S.L.
Signed Rafael Sánchez Castillo

_____________________________
SUNPOWER ENERGY SYSTEMS SPAIN, S.L.
Signed D. Marco Antonio Northland